EXHIBIT 99.1

Datawatch Names Murray P. Fish as Chief Financial Officer and Vice President of Finance

New CFO brings strengths in leadership, corporate finance and regulatory compliance

Chelmsford, Mass. - (PRNewswire) - March 26, 2007 - Datawatch Corporation (NASDAQ-CM:DWCH), a leader in the rapidly growing Enterprise Information market, today announced that it has appointed Murray P. Fish as Chief Financial Officer, Vice President of Finance, Treasurer and Assistant Secretary, effective immediately. Mr. Fish’s responsibilities include managing the Company’s financial growth, driving corporate governance and scaling continued operations.

Mr. Fish replaces Douglas Zaccaro who has served as interim CFO since February 1, 2007. Mr. Zaccaro will continue with the Company in a consultancy role until at least May 15, 2007.

“We are very pleased to have Murray join the Datawatch team. We sought an experienced finance practitioner with extensive background in financial, operational management, and regulatory compliance roles in public technology companies to help Datawatch manage its next stage of growth,” said Datawatch President and CEO Robert W. Hagger. “Murray’s expertise in corporate governance, mergers and acquisitions, and developing cost containment strategies will bring the institutional process, financial controls and reporting discipline needed to ensure the continued stability of the Company,” added Mr. Hagger.

“Mr. Fish brings over 30 years of experience in finance, and possesses particular expertise in corporate strategy, financial controls, and SEC reporting requirements. Most recently he served as CFO of Cymfony, Inc. a private, venture-backed business intelligence company recently acquired by TNS, a British company with revenues of $2 billion. Prior to Cymfony, Mr. Fish was principal consultant at M.P. Fish Associates, where he specialized in mergers and acquisitions, and provided financial consulting to large public and private organizations. Other positions include the roles of CFO and Director at Network-1 Security Systems, CFO and Director at RealWorld Corporation, and Vice President and Controller at Goldman Financial Group. He began his career at Arthur Anderson LLP. A Certified Public Accountant (CPA), Mr. Fish holds a Bachelor of Science degree in Business Administration from Northeastern University, and an MBA from Babson College.

“Datawatch is a mature worldwide organization with innovative technology, a solid customer base, a passionate team of professionals, and a pipeline of new products for 2007 and beyond,” said Mr. Fish. "It's a privilege to be joining the Company and I look forward to helping Datawatch achieve its tremendous market potential as we continue to grow the Company worldwide."

ABOUT DATAWATCH CORPORATION

Datawatch Corporation is a leader in the rapidly growing Enterprise Information Management market space. By providing solutions that build on a Service Oriented Architecture (SOA) framework and its Monarch report and data mining technology, Datawatch allows organizations to archive, access, enhance, analyze and deliver information from wherever it resides inside or outside the enterprise to solve business problems. Datawatch products are used in more than 20,000 companies, institutions and government agencies worldwide. Datawatch corporate headquarters are located at 271 Mill Road, Quorum Office Park, Chelmsford, MA 01824. For more information, visit Datawatch at www.datawatch.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. The factors that could cause actual future results to differ materially from current expectations include the following: risks associated with the uncertainty of the current economic climate; risks associated with fluctuations in quarterly operating results; Datawatch's dependence on its principal products; risks associated with international sales; risks associated with distributor sales; risks associated with acquisitions; an unfavorable result in any litigation; market acceptance of new products; dependence on the introduction of new products and possible delays in those introductions. Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly-available documents, which include, but are not limited to, filings made by Datawatch from time to time with the Securities and Exchange Commission, including but not limited to, those appearing in the Company's Form 10-K for the year ended September 30, 2006 and Form 10-Q for the quarter ended December 31, 2006. Any forward-looking statements should be considered in light of those factors.

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Datawatch contact:
Lisa G. Kilpatrick, Marketing Communications Manager
lisa_kilpatrick @datawatch.com
Phone (978) 441-2200, ext. 8240
Fax: (978) 453-4443